UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES AND EXCHANGE ACT OF 1934


                             January 20, 1998
                             (Date of Report)


                        BUCYRUS INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)


        Delaware              1-871            39-0188050
     (State or other    (Commission File      (IRS Employer
     jurisdiction of         Number)           ID Number)
     incorporation)


                               P.O. Box 500
                           1100 Milwaukee Avenue
                    South Milwaukee, Wisconsin  53172
                 (Address of principal executive offices)



                              (414) 768-4000
           (Registrant's telephone number, including area code)

Item 5.  Other Events

     On September 24, 1997, the Company completed the private placement of $150 million aggregate principal amount of its 9-3/4% Senior Notes due 2007 (the "Private Notes") in a transaction under Rule 144A under the Securities Act of 1933, as amended (the "Act"). On November 13, 1997, the Company commenced an Exchange Offer of up to $150 million of its 9-3/4% Senior Notes due 2007 (the "Exchange Notes") in exchange for a like amount of Private Notes. The Exchange Notes were registered under Act (SEC Registration No. 333-39359).

     The Exchange Offer expired at 5:00 p.m. New York time on December 18, 1997. The holders of 100% ($150 million) of Private Notes elected to exchange their Private Notes for Exchange Notes prior to the expiration time. Accordingly, as of the date of this Report, the Company has zero dollars ($0) principal amount of Private Notes issued and outstanding and one hundred fifty million dollars ($150,000,000) principal amount of Exchange Notes issued and outstanding.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BUCYRUS INTERNATIONAL, INC.
                                   (Registrant)



                         By:       /s/ C. R. Mackus
                         Name:     C. R. Mackus
                         Title:    Secretary and Controller


Date: January 20, 1998